                                                                     EXHIBIT 3.2

                              ARTICLES OF MERGER
                                      OF
                     INTERACTIVE OBJECTS--WASHINGTON, INC.
                           A WASHINGTON CORPORATION

                                      AND

                           INTERACTIVE OBJECTS, INC.
                              A UTAH CORPORATION

     THESE ARTICLES OF MERGER (these "Articles") are made and entered into as of April 15, 1998, by and between INTERACTIVE OBJECTS--WASHINGTON, INC., a Washington corporation (the "Surviving Corporation"), and INTERACTIVE OBJECTS, INC., a Utah corporation ("IO Utah"). The Surviving Corporation and IO Utah are sometimes referred to jointly as the "Constituent Corporations."

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

     1. Each of the Constituent Corporations is a corporation governed by, and organized and existing under, the laws of the respective states as indicated in the first paragraph of these Articles. The merger of IO Utah with and into the Surviving Corporation is permitted by the laws of their respective jurisdictions of incorporation and has been authorized in compliance with such laws.

     2. The Plan and Agreement of Merger between the Surviving Corporation and IO Utah (the "Plan"), attached hereto as Exhibit A, has been adopted and approved by the directors of each of the Constituent Corporations in accordance with Section 23B.11.030 of the Washington Business Corporation Act and Chapter 78 of the Utah Revised Business Corporation Act.

     3. The Plan was submitted to the shareholders of IO Utah and the Surviving Corporation by their respective boards of directors. The sole shareholder of the Surviving Corporation approved the Plan by written consent. At the annual meeting of the shareholders of IO Utah held on April 15, 1998, the shareholders of IO Utah approved the Plan. As of the record date for such meeting, there were 12,944,917 shares of IO Utah common stock issued and outstanding, all of which were entitled to notice and to vote at the annual meeting. Holders of 9,362,356 shares of common stock voted in favor of the Plan (representing approximately 72% of the issued and outstanding shares); holders of 54 shares of common stock voted against the Plan; and holders of 3,582,507 shares of common stock abstained or did not otherwise vote their shares. The number of shares of IO Utah cast in favor of the Plan was sufficient for the approval thereof.

     4. Pursuant to Chapter 78 of the Utah Revised Business Corporation Act, the Surviving Corporation irrevocably appoints the Secretary of the State of Utah to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of IO Utah as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger. The Utah Secretary of State shall mail a copy of the service of process to Interactive Objects, Inc., Attn: Legal Department, 17720 N.E. 65th, Suite 202, Redmond, Washington 98052.

     5. The Surviving Corporation will be authorized to transact business as a foreign corporation in the State of Utah at the effective time and date of the merger, in accordance with the provisions of the Utah Revised Business Corporation Act.

Articles of Merger                                                        Page 1
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     EXECUTED as of the date first written above.

                                       INTERACTIVE OBJECTS--WASHINGTON, INC.
                                             a Washington corporation


                                       By:    /s/ Ryan L. Smith
                                              -----------------
                                              Ryan L. Smith
                                              Chief Executive Officer


                                       INTERACTIVE OBJECTS, INC.
                                             a Utah corporation


                                       By:    /s/ Ryan L. Smith
                                              -----------------
                                              Ryan L. Smith
                                              Chief Executive Officer


                         AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                     INTERACTIVE OBJECTS--WASHINGTON, INC.
                           A WASHINGTON CORPORATION

                                      AND

                           INTERACTIVE OBJECTS, INC.
                              A UTAH CORPORATION


     This Plan and Agreement of Merger (this "Agreement") is entered into as of the 15th day of April, 1998, by and between INTERACTIVE OBJECTS--WASHINGTON, INC., a Washington corporation (the "Surviving Corporation"), having its principal place of business at 17720 N.E. 65th, Suite 202, Redmond, Washington 98052, and INTERACTIVE OBJECTS, INC., a Utah corporation ("IO Utah"), having its principal place of business at 17720 N.E. 65th, Suite 202, Redmond, Washington 98052. The Surviving Corporation and IO Utah are sometimes referred to jointly as the "Constituent Corporations."

                                   RECITALS

     A. Each of the Constituent Corporations is a corporation governed by, and organized and existing under, the laws of the respective states as indicated in the first paragraph of this Agreement.

     B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that IO Utah change its state of incorporation from Utah to Washington by a merger with and into the newly formed Surviving Corporation pursuant to the provisions of Title 23B of the Washington Business Corporation Act and Chapter 78 of the Utah Revised Business Corporation Act (the "Reincorporation Merger").

     NOW, THEREFORE, in accordance with the laws of Washington and Utah, the Constituent Corporations agree that, subject to the following terms and conditions, (i) IO Utah shall be merged with and into the Surviving Corporation,
(ii) the Surviving Corporation shall continue to be governed by the laws of the State of Washington, and (iii) the terms of the Reincorporation Merger, and the mode of carrying them into effect, shall be as follows:

Articles of Merger                                                        Page 2
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                                   SECTION I

                       ARTICLES OF SURVIVING CORPORATION

     The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time of the Reincorporation Merger shall constitute the "Articles of Incorporation" of the Surviving Corporation within the meaning of Section 23B.01.400(1) of the Washington Business Corporation Act and Chapter 78 of the Utah Revised Business Corporation Act, except that the name of the Surviving Corporation shall be changed to "Interactive Objects, Inc."

                                  SECTION II

                  APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

     Pursuant to the Utah Revised Business Corporation Act, the Surviving Corporation irrevocably appoints the Secretary of State of Utah to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of IO Utah as well as for enforcement of any obligation of the Surviving Corporation arising from the Reincorporation Merger. The Utah Secretary of State shall mail a copy of the service of process to Interactive Objects, Inc., Attn: Legal Department, 17720 N.E. 65th, Suite 202, Redmond, Washington 98052.

                                  SECTION III

                             CONVERSION OF SHARES

     IO Utah Shares. At the effective time of the Reincorporation Merger each outstanding share of the common stock of IO Utah shall automatically be converted into one share of common stock of the Surviving Corporation. It will not be necessary for shareholders of IO Utah to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

     Surviving Corporation Shares. At the Effective Time of the Reincorporation Merger each previously issued and outstanding share of the common stock of the Surviving Corporation shall be cancelled.

                                  SECTION IV

                                    BYLAWS

     The Bylaws of the Surviving Corporation shall be the governing Bylaws.

                                   SECTION V

                            DIRECTORS AND OFFICERS

     The Directors and Officers of the Surviving Corporation shall remain the officers and directors of the Surviving Corporation.

                                  SECTION VI

                             EFFECT OF THE MERGER

     The effect of the Reincorporation Merger shall be as provided by the applicable provisions of the laws of Washington and Utah. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Reincorporation Merger the separate existence of IO Utah shall cease, the Surviving Corporation shall possess all assets and property of every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as a private nature, of all of the Constituent Corporations; all obligations

Agreement and Plan of Merger                                            Page 3
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belonging to or due any of the Constituent Corporations shall be vested in and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in any of the Constituent Corporations shall be vested in and become the obligations of the Surviving Corporation without further act or deed; title to any real estate or interest therein shall not revert or in any way be impaired by reason of the Reincorporation Merger; all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all of the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against any of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Reincorporation Merger had not taken place.

     If at any time after the Effective Time of the Reincorporation Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments, and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporation's request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and do all things necessary or proper to vest, perfect or confirm title to such property, rights, privileges, powers and title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

                                  SECTION VII

                 EFFECTIVE TIME OF THE REINCORPORATION MERGER

     As used in this Agreement, the "Effective Time of the Reincorporation Merger" shall mean the time at which executed counterparts of this Agreement, or conformed copies thereof, together with duly executed Articles of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11 of the Washington Business Corporation Act and the office of the Utah Secretary of State pursuant to Chapter 78 of the Utah Revised Business Corporation Act.

                                 SECTION VIII

                                 TERMINATION

     This Agreement may be terminated and the Reincorporation Merger abandoned by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Reincorporation Merger.

                                  SECTION IX

                         NO THIRD PARTY BENEFICIARIES

     Except as otherwise specifically provided herein, nothing express or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

Agreement and Plan of Merger                                             Page 4
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     EXECUTED as of the date first above written.

                                       INTERACTIVE OBJECTS--WASHINGTON, INC.
                                             a Washington corporation


                                       By:/s/ Ryan L. Smith
                                          --------------------------------------
                                          Ryan L. Smith, Chief Executive Officer


                                       INTERACTIVE OBJECTS, INC.
                                       a Utah corporation


                                       By:/s/ Ryan L. Smith
                                          --------------------------------------
                                          Ryan L. Smith, Chief Executive Officer


Agreement and Plan of Merger                                             Page 5